UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 24, 2015 (August 21, 2015)

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33139 001-07541	20-3530539 13-1938568
(State of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

999 Vanderbilt Beach Road, 3rd Floor

Naples, Florida 34108

999 Vanderbilt Beach Road, 3rd Floor

Naples, Florida 34108

(Address of principal executive offices,

including zip code)

(239) 552-5800

(239) 552-5800

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)

On August 21, 2015, Debra J. Kelly-Ennis notified the Boards of Directors of Hertz Global Holdings, Inc. (“Hertz Holdings”) and The Hertz Corporation (together with Hertz Holdings, the “Companies”) that she does not intend to stand for re-election at Hertz Holdings’ 2015 annual meeting of stockholders.  Her experience in the automotive industry and managing international operations as well as her extensive board experience have been valuable to the Companies.  She is a talented business leader and board member and the Boards of Directors of the Companies truly wish to thank her for her service.

The Boards of Directors of the Companies have nominated Henry R. Keizer to serve as a director to replace Ms. Kelly-Ennis when she steps down at the end of her current term in October.

Mr. Keizer formerly served as Deputy Chairman and Chief Operating Officer of KPMG, the U.S.-based and largest individual member firm of KPMG International (“KPMGI”), a role from which he retired in December 2012. KPMGI is a professional services organization which provides audit, tax and advisory services in 152 countries. Prior to serving as Deputy Chairman and Chief Operating Officer of KPMG, Mr. Keizer held a number of key leadership positions throughout his 35 years at KPMGI, including Global Head of Audit, KPMGI from 2006 to 2010 and U.S. Vice Chairman of Audit, KPMG from 2005 to 2010.

Mr. Keizer is also a director of MUFG Americas Holdings Corporation, a financial and bank holding company with assets of $115 billion, of WABCO, a $3 billion global innovator and manufacturer of technologies that improve the safety and efficiency of commercial vehicles, and of Park Indemnity Limited, a Bermuda captive insurer affiliated with KPMGI. He previously served as a director of Montpelier Re Holdings, Ltd., a global property and casualty reinsurance company until it merged with Endurance in mid-2015 and on the Board of the American Institute of Certified Public Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(Registrant)

By:	/s/ Thomas C. Kennedy
Name:	Thomas C. Kennedy
Title:	Senior Executive Vice President and Chief Financial Officer

Date: August 24, 2015